UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☐ Definitive Information Statement

DEMAND POOLING, INC.

(Name of Registrant as Specified in Its Charter)

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PRELIMINARY COPY

DEMAND POOLING, INC.

555 California Street, Suite 4925

San Francisco, California 94014

December __, 2016

Dear Stockholder:

The enclosed Notice and Information Statement is being furnished to the stockholders of Demand Pooling, Inc., a Delaware corporation (the "Company"), in connection with (1) the combination (reverse stock split) of the Company's common stock on a 1-for-10 basis, (2) an increase in the authorized number of shares of common stock available for issuance and (3) the change of the Company’s name to American Pacific Properties Corp. Although the approval of the Company's stockholders is required to effect a stock combination, an increase in the authorized number of shares of common stock and a name change, a resolution authorizing the stock combination, share increase and name change has been consented to in writing by the holder of more than 51 percent of our outstanding common stock. Accordingly, it is not necessary for the Company to call a special meeting of stockholders to consider the stock combination, the increase in the authorized number of shares of common stock available for issuance and the name change, and your approval is not required and is not being sought.

We are proposing the combination of our common stock in order to reduce the total number of shares of common stock that are issued and outstanding. We are proposing an increase in the authorized number of our shares of common stock available for future issuance in order to have shares available for a variety of corporate purposes. Our Certificate of Incorporation authorizes us to issue up to 100,000,000 shares of common stock, par value $.0001 per share, and 10,000,000 shares of preferred stock, par value $.0001 per share, and we are proposing to increase the authorized common stock to 250,000,000 shares. We currently have 100,000,000 shares of common stock outstanding and no shares of preferred stock outstanding.

In June 2016, Kai Cheng Tang acquired 95,000,000 shares of common stock or 95% of our outstanding common stock and became the Company’s CEO and CFO. In July 2016, Mr. Tang became a director of the Company and contributed his interest in a residential real estate property in San Francisco, California to the Company with the intention to develop the Company into a real estate company primarily engaged in the acquisition, renovation and resale of residential real estate properties initially located in the San Francisco Bay area. It is for this reason that the Company desires to change its name to a name more descriptive of the Company’s new principal business focus.

The Notice and Information Statement enclosed herewith provides further information about the Company and the stock combination and increase in the authorized number of shares of common stock available for issuance as well as the name change.

Please carefully read the enclosed document in its entirety. You may also obtain other information about the Company from publicly available documents that have been filed with the Securities and Exchange Commission.

Very truly yours,

/s/ KAI CHENG TANG

Kai Cheng Tang

Chief Executive Officer

DEMAND POOLING, INC.

555 California Street, Suite 4925

San Francisco, California 94014

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF MAJORITY STOCKHOLDER

IN LIEU OF A SPECIAL MEETING

AND

INFORMATION STATEMENT

This Notice of Action Taken by Written Consent of Majority Stockholder in Lieu of a Special Meeting and Information Statement (this “Information Statement”) is being mailed to stockholders of Demand Pooling, Inc., a Delaware corporation (the "Company," "we," "us" or "our"), in connection with the approval by the holder of a majority of the Company's outstanding common stock and the Company’s Board of Directors of resolutions approving (1) the combination, or "reverse stock split," of the Company's common stock on a 1-for-10 basis, (2) the increase in our authorized common stock from 100,000,000 to 250,000,000 shares as well as (3) the change in the name of the Company to American Pacific Properties Corp. A stockholder holding an aggregate of more than 51 percent of our outstanding common stock has already consented in writing to resolutions authorizing the Company to effect a 1-for-10 reverse split, increase our authorized common stock from 100,000,000 to 250,000,000 shares and change the Company’s name to American Pacific Properties Corp. Accordingly, pursuant to our bylaws and the General Corporation Law of Delaware, the Company will not call a special meeting of stockholders to consider the stock combination, the increase in the authorized number of shares of common stock available for issuance and the name change, and your vote is not being solicited.

The written consent that we have received from the holder of more than 51 percent of our outstanding common stock authorizes us to amend our Certificate of Incorporation to effect a 1-for-10 reverse stock split of our common stock, increase the authorized common stock to 250,000,000 shares and change the Company’s name to American Pacific Properties Corp. at any time after 20 days from the date of this Information Statement.

This Information Statement is furnished to you solely for the purpose of informing stockholders of these corporate actions before they take effect in the manner required under the Securities Exchange Act of 1934, as amended. This Information Statement will also serve as written notice to stockholders of such corporate actions pursuant to Section 228(e) of the Delaware General Corporation Law.

This Information Statement was first sent or provided to holders (other than the stockholder who has already provided his written consent as set forth above) of our outstanding common stock on or about November __, 2016. Other than common stock, we have no other shares of any other class of our capital stock outstanding.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

STOCKHOLDER ACTION

INTRODUCTION

Our Board of Directors unanimously approved amendments to our Certificate of Incorporation approving the combination, or "reverse stock split," of our common stock on a 1-for-10 basis, the increase in our authorized common stock to 250,000,000 shares and the change in the Company’s name to American Pacific Properties Corp. and submitted such matters for stockholder approval. The written consent that we have received from the holder of more than 51 percent of our outstanding common stock authorizes us to effect a 1-for-10 reverse stock split, increase our authorized common stock from 100,000,000 to 250,000,000 shares and change our name to American Pacific Properties Corp. at any time after 20 days from the date of this Information Statement.

BACKGROUND AND PURPOSE OF THE REVERSE STOCK SPLIT, INCREASE IN AUTHORIZED SHARES AND NAME CHANGE

As of November __, 2016, we had 100,000,000 shares of common stock outstanding and no shares of preferred stock outstanding. Our Certificate of Incorporation authorizes us to issue up to 110,000,000 shares of capital stock, including 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. In order to decrease the number of shares of common stock that are issued and outstanding and increase our authorized shares of common stock, our Board of Directors has unanimously adopted a resolution seeking stockholder approval, which was given, authorizing the Board of Directors to amend our Certificate of Incorporation to effect a reverse stock split of our common stock and an increase in the authorized number of shares of common stock as well as the name change. The ratio of the reverse stock split that the Board of Directors approved and deemed advisable and to which the holder of a majority of our outstanding common stock has consented is 1-for-10. This means that, when effected, every 10 shares of common stock outstanding prior to the stock combination will represent only 1 share of common stock after the combination.

On June 17, 2016, Kai Cheng Tang (the “Buyer”) acquired 68,812,415 shares (the “New Shares”) of our common stock from us for a price of $70,000.00. The Company used all the proceeds from the sale of the New Shares to pay its outstanding liabilities. At the same time, the Buyer acquired (a) 22,310,000 shares of our common stock from Richard K. Aland for a price of $110,747.00 and (b) 3,877,585 shares of our common stock from Donald Kelly for a price of $19,253.00 (such shares, the “Outstanding Shares” and collectively with the New Shares, the “Shares”). Following these transactions, the Buyer owns 95,000,000 shares of our common stock or 95.0% of the 100,000,000 issued and outstanding shares of our common stock and the holdings of Messrs. Aland and Kelly were reduced to 1,461,138 and 231,322 shares of our common stock, respectively, or an aggregate of approximately 1.69% of the total issued and outstanding shares of our common stock. Simultaneously with the Buyer’s purchases of the Shares, Mr. Aland resigned as CEO and CFO of the Company and Mr. Tang was elected to such positions, Mr. Aland resigned from the Company’s Board of Directors effective as of the close of business on July 11, 2016, the day that the Company fully complied with the requirements of Section 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 promulgated thereunder, the size of the Board was increased from one to three and Mr. Tang, Daniel L. Conrad and Philip S. Lanterman were simultaneously appointed to the Company’s Board of Directors effective as of such date. The foregoing actions (collectively, the “Recent Transactions”) represent a change of control of the Company.

Following the Recent Transactions, the Board of Directions discontinued the demand aggregation business in which the Company was previously engaged. On July 15, 2016, the Buyer contributed his 8% interest in a residential real estate property in San Francisco, California to the Company. The Board of Directors intends to develop the Company into a real estate company engaged primarily in the acquisition, renovation and resale of residential real estate properties, including single-family detached homes and condominiums, initially located in the San Francisco Bay area. It is for this reason that the Board desires to change the Company’s name to a name more descriptive of the Company’s new principal business focus.

As a result of the Recent Transactions, the Company has no additional shares of common stock available for issuance. We are proposing the combination of our common stock in order to reduce the total number of shares of common stock that are issued and outstanding. We are proposing an increase in the authorized number of our shares of common stock available for future issuance in order to have shares available for a variety of corporate purposes including, without limitation, in connection with acquisitions, raising capital, stock dividends or splits, and providing equity incentives to employees, officers and directors The Company has no plans, proposals or arrangements at this time, written or otherwise, to issue any of the additional authorized shares of common stock.

The Buyer, as the holder of more than 51 percent of our outstanding common stock, has consented in writing to the stock combination and the share increase (as well as the name change). The resolution consented to by the Buyer authorizes us to effect the stock combination and share increase (as well as the name change) at any time after 20 days from the date of this Information Statement.

Following the effective time of the reverse split and the increase in the authorized shares of common stock (as well as the name change), the Buyer will continue to own approximately 95% of our outstanding common stock.

INTEREST OF CERTAIN PERSONS IN FAVOR OF OR OPPOSITION TO MATTERS ACTED UPON

None of the directors or executive officers of the Company has any substantial interest resulting from the share increase, the reverse stock split or the name change that is not shared by all other stockholders pro rata and in accordance with their respective interests.

PURPOSE AND EFFECT OF INCREASING THE AUTHORIZED SHARES OF COMMON STOCK

We intend to raise additional capital through private placements of our equity securities. Nevertheless, we have no specific plans or proposals at this tie for any such transactions and the terms of any such financing transactions are still undetermined. There can be no assurance that we will conclude any such financing.

The Board of Directors intends to develop the Company into a real estate company engaged primarily in the acquisition, renovation and resale of residential real estate properties, including single-family detached homes and condominiums, initially located in the San Francisco Bay area with or without co-investors. We will be competing with a number of other potential purchasers of properties, many of which will have greater financial resources than us. In the San Francisco Bay area, the bidding for residential real estate properties has become particularly intense and potential purchasers with cash available for purchases have an advantage over those who require financing. In the current real estate market, there can be no assurance that there will be a sufficient number of suitable properties available for acquisition by us or that we can sell properties or obtain financing for, or participate with others to join in the acquisition, renovation and resale of, properties.

To date, we have not engaged in any definitive negotiations with potential investors regarding any private placement of our equity securities. The proceeds from any such financing will be used primarily to provide us with working capital. If we are able to successfully negotiate a private placement of equity or equity-related securities, the private placement would likely involve the issuance, or potential issuance in the case of convertible securities, of at least one (1) million shares of our common stock. Accordingly, any such private placement will generally have the effect of diluting the interests of existing stockholders.

The Certificate of Amendment retains the authorization of the existing 10,000,000 shares of preferred stock, par value $0.0001 per share, and increases the number of authorized shares of common stock to 250,000,000. The Board of Directors had and will continue to be given the authority to determine the terms of any preferred stock, including dividend rates, conversion prices, voting rights, redemption prices, maturity dates and other rights and preferences. No further authorization by holders of the common stock needs to be obtained for the issuance of any preferred stock.

The Board of Directors believes that the increased authorized common stock, and retaining the existing preferred stock, is desirable to allow for greater flexibility in the issuance of stock, including, without limitation, in connection with acquisitions, raising capital, stock dividends or splits, and providing equity incentives to employees, officers and directors in most cases without the expense or delay of seeking further approval from the Company’s stockholders. The Company has no plans, proposals or arrangements at this time, written or otherwise, to issue any of the additional authorized shares of common stock. However, the Board of Directors believes that having additional authorized capital stock will allow our Company to pursue sources of financing in the future which will be in our best interests and in the best interests of our stockholders.

Except for any changes resulting from the treatment of fractional shares, each stockholder will hold the same percentage of common stock outstanding immediately after the combination as such stockholder did immediately prior to the combination.

The authorization to issue more shares than currently authorized will not materially affect any substantive rights, powers or privileges of the holders our common stock. Common stockholders are entitled to one vote per share on all matters submitted to the stockholders and do not have cumulative voting rights or pre-emptive rights for the purchase of additional shares of any class of capital stock. Authorized but unissued shares of common stock may be issued at such times, for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further authority from the Company’s stockholders, except as otherwise required by applicable corporate law or stock exchange policies and regulation.

Our common stock is not currently trading on any stock exchange or in the over-the-counter market and is not quoted on the OTC Electronic Bulletin Board or the OTC Market, Inc.’s OTC.QB. To the extent that additional authorized shares of common stock are issued in the future, such issuance may have a dilutive effect on the earnings per share, relative ownership percentage, and voting power of existing stockholders, and may adversely affect the then market price for the common stock.

We do not have any current plans to issue shares of our preferred stock. Although no offering of preferred stock is contemplated in the proximate future, the Board of Directors believes that it is desirable to have shares of preferred stock available for issuance. Shares of preferred stock could be used as a means to obtain additional financing for our Company. The terms of the preferred stock could be negotiated on a transaction-by-transaction basis.

The Buyer, as the holder of more than 51 percent of our outstanding common stock, has consented in writing to the increase in the authorized number of shares that we can issue. The resolution consented to by the Buyer authorizes us to effect the combination at any time after 20 days from the date of this Information Statement.

PRINCIPAL EFFECTS OF THE REVERSE STOCK SPLIT

When effected, the reverse stock split will have the following effects:

-	every 10 shares of common stock owned by a stockholder (“Old Shares”) would be exchanged for 1 new share of common stock (“New Shares”);

and

-	the number of shares of our common stock issued and outstanding will be reduced proportionately based on the 1-for-10 split ratio.

When effected, the reverse stock split will be effected simultaneously for all of our common stock and the ratio will be the same for all of our common stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in our company, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. As described below, stockholders holding fractional shares will be entitled to an additional whole share of our common stock in lieu of the fractional share to which they were otherwise entitled. The rounding up of fractional shares to the next whole share will not change the number of post-split stockholders. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Although we do not currently have any outstanding options, warrants or other rights convertible or exercisable into shares of our common stock, the reverse stock split would result in an automatic adjustment of any and all outstanding options and other rights exercisable or convertible into shares of our common stock.  The adjustment would consist of an increase in the exercise price or conversion value per share by a factor of 10 and the number of shares issuable upon exercise or conversion would be reduced by the same factor.  All other relative rights and preferences of holders of outstanding options, warrants and other rights convertible or exercisable into shares of our common stock would remain unchanged.

The immediate effect of the reverse stock split will be to reduce the number of issued and outstanding shares of our common stock from approximately 100,000,000 to approximately 10,000,000. In addition to our outstanding shares of common stock, we had 12,000,000 shares of common stock reserved for issuance upon exercise of options that may be granted in the future under the Company’s 2009 Employee, Director and Consultant Stock Plan. The Company has no outstanding stock options. Upon completion of the reverse stock split, this number of shares reserved for issuances upon exercise of options that may be granted in the future under the Company’s 2009 Employee, Director and Consultant Stock Plan would be reduced to 1,200,000. The current number of holders of record of our common stock is approximately 66. Following the reverse stock split, the number of our stockholders of record will remain approximately 66.

The following table summarizes the Company’s pro forma capitalization, as of November __, 2016, before and after giving effect to (i) the share increase, and (ii) the 1-for-10 reverse stock split:

	Prior to Reverse Stock Split (1)		After Reverse Stock Split (1)(2)
	Common Stock	Preferred Stock	Common Stock	Preferred Stock

Authorized Shares	100,000,000	10,000,000	250,000,000	10,000,000
Shares Issued and Outstanding	100,000,000	0	10,000,000	0
Shares Reserved for Future Issuance:
Equity Compensation Plans (3)	12,000,000	0	1,200,000	0
Outstanding Stock Options (3)	0	0	0	0
Shares Available for Future Issuance	0	10,000,000	238,800,000	10,000,000

(1) Pro forma assuming the share increase has been implemented.

(2) Does not reflect the rounding up of fractional shares.

(3) Assumes that the Board of Directors applies the reverse split ratio to the shares reserved for future issuance pursuant to the Company’s existing equity compensation plan. The Company has no outstanding stock options.

NO FRACTIONAL SHARES

No scrip or fractional share certificates will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by 10 will be entitled, upon surrender of certificate(s) representing such shares, to an additional whole share of our common stock in lieu of the fractional share. No stockholders will receive cash in lieu of fractional shares.

When effected, the reverse stock split will result in some stockholders owning "odd lots" of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares.

AUTHORIZED SHARES

Upon the effectiveness of the reverse stock split, the number of authorized shares of common stock that are not issued or outstanding would increase due to the reduction in the number of shares of our common stock issued and outstanding based on the 1-for-10 reverse stock split ratio. As of November __, 2016, we had 100,000,000 shares of common stock authorized for issuance, and 100,000,000 shares of common stock issued and outstanding. Accordingly, after giving effect to the reverse stock split, we will have only 10,000,000 shares of common stock issued and outstanding. We will continue to have 10,000,000 authorized but unissued shares of preferred stock. Authorized but unissued shares will be available for issuance, and we may issue such shares in financings or otherwise without stockholder approval. If we issue additional shares, the ownership interest of holders of our common stock may be diluted. Also, the issued preferred shares may have rights, preferences or privileges senior to those of our common stock.

ACCOUNTING MATTERS

The reverse stock split will not affect the par value of our common stock, which is $.0001 per share. As a result, as of the effective time of the reverse stock split, the stated capital on our balance sheet attributable to our common stock will be reduced proportionately based on the 1-for-10 reverse stock split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value per share of our common stock will be restated because there will be fewer shares of common stock outstanding.

POTENTIAL ANTI-TAKEOVER EFFECT

The reverse stock split and increase in the number of authorized shares of capital stock could enable the Board of Directors to render more difficult or discourage an attempt by another person or entity to obtain control of us. While it is possible that management could use the additional unissued authorized shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, the Board of Directors has no present intention or plan to employ the additional unissued authorized shares as an anti-takeover device. The Board of Directors does not view the increase of the authorized capital stock as part of an “anti-takeover” strategy. The Board of Directors is not advancing the increase of authorized capital stock as a result of any known effort by any party to obtain control of the Company.

PROCEDURE FOR EFFECTING REVERSE STOCK SPLIT, SHARE INCREASE, NAME CHANGE AND EXCHANGE OF STOCK CERTIFICATES

In order to effect the 1-for-10 reverse split and the share increase (as well as the name change), we will file a Certificate of Amendment to our Certificate of Incorporation ("Amendment") with the Secretary of State of the State of Delaware to amend our existing Certificate of Incorporation. The reverse stock split will become effective at the time specified in the Amendment, which is referred to below as the "effective time." Beginning at the effective time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares. The text of the Amendment to effect the reverse stock split and the share increase (as well as the name change) will be in substantially the form attached hereto as EXHIBIT A. The Amendment has received the unanimous approval of our Board of Directors and has also been approved by our majority stockholder. The text of the form of Amendment attached hereto is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board of Directors deems necessary and advisable to effect the reverse stock split (and the share increase and name change), including the insertion of the effective time determined by the Board of Directors.

As soon as practicable after the effective time, stockholders will be notified that the reverse stock split and the share increase (as well as the name change) has been effected. We expect that our transfer agent, Worldwide Stock Transfer, LLC, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the exchange agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in the letter of transmittal that we send to our stockholders. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any Old Shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for New Shares.

The reverse stock split will take place on the effective date without any action on the part of the holders of our common stock and without regard to current certificates representing shares of our common stock being physically surrendered for certificates representing the number of shares of common stock each stockholder is entitled to receive as a result of the reverse stock split.  New certificates for shares of our common stock will not be issued at this time.  Stockholders who hold shares in certificated form should not do anything with their certificates at this time.

EFFECT ON REGISTERED AND BENEFICIAL STOCKHOLDERS

Upon the reverse stock split, we intend to treat stockholders holding our common stock in "street name," through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in “street name.”  However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

NO DISSENTERS' RIGHTS

Under the Delaware General Corporation Law, our stockholders are not entitled to dissenters' rights with respect to the reverse stock split or the increase in our authorized common stock (or the name change), and we will not independently provide stockholders with any such right.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

The following is a summary of certain material federal income tax consequences of the reverse stock split, does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the reverse stock split.

No gain or loss should be recognized by a stockholder upon such stockholder's exchange of Old Shares for New Shares pursuant to the reverse stock split. The aggregate tax basis of the New Shares received in the reverse stock split will be the same as the stockholder's aggregate tax basis in the Old Shares exchanged therefor. The stockholder's holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the reverse stock split.

Our view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

STOCKHOLDER APPROVAL

The approval by the holders of a majority of the Company's outstanding common stock of resolutions approving the reverse stock split of the Company's common stock on a 1-for-10 basis, increase in our authorized common stock from 100,000,000 to 250,000,000 shares and corporate name change is required. The Buyer, who holds more than 51 percent of our outstanding common stock, has already consented in writing to resolutions authorizing the Company to effect a 1-for-10 reverse split, an increase in our authorized common stock from 100,000,000 to 250,000,000 shares and a change in our name to American Pacific Properties Corp. Accordingly, pursuant to our bylaws and the General Corporation Law of the State of Delaware, the Company will not call a special meeting of stockholders to consider the stock combination, the increase in the authorized common stock to 250,000,000 shares and the name change, and your vote is not being solicited. The resolutions consented to by our majority stockholder authorize us to effect the reverse stock split, the share increase and the name change at any time after 20 days from the date of this Information Statement.

NAME CHANGE

The Board of Directors has approved changing the name of the Company from Demand Pooling, Inc. to American Pacific Properties Corp. The text of the Amendment to effect the name change (and the reverse split and share increase) will be in substantially the form attached hereto as EXHIBIT A. The Amendment has received the unanimous approval of our Board of Directors and has also been approved by our majority stockholder.

The Company believes that a corporate name change to American Pacific Properties Corp. is more descriptive of the Company’s new principal business focus on the acquisition, renovation and resale of residential real estate properties initially located in the San Francisco Bay area.

The voting and other rights that accompany our common stock will not be affected by the change in our corporate name. The proposed name change will not have any material affect on our business, operations, reporting requirements or stock price.

The name change will take place on the effective date without any action on the part of the holders of our common stock and without regard to current certificates representing shares of our common stock being physically surrendered. New certificates for shares of our common stock will be issued as described above under the caption “PROCEDURE FOR EFFECTING REVERSE STOCK SPLIT, SHARE INCREASE, NAME CHANGE AND EXCHANGE OF STOCK CERTIFICATES”.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company Common Stock as of November __, 2016, by: (i) each current director and executive officer of the Company; (ii) all directors and executive officers as a group; and (iii) each shareholder who owns more than five percent of the outstanding shares of the Company Common Stock. The Company believes each of the persons listed below possesses sole voting and investment power with respect to the shares indicated.

Name and Address	Number of Shares	Percentage Owned

Kai Cheng Tang 555 California Street, Suite 4925 San Francisco, California 94104	95,000,000	95.0%

Philip S. Lanterman 2392 NW Esquire Drive Roseburg, Oregon 97471	0	0%

Daniel L. Conrad 22 Terra Vista Avenue San Francisco, California 94115	0	0%

All officers and directors as a group (3 persons)(3)	95,000,000	95.0%

(1)	This table is based upon 100,000,000 shares issued and outstanding as of November ___, 2016.
(2)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the shares. Shares of Company Common Stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.
(3)	Messrs. Tang, Lanterman and Conrad became officers of the Company on June 17, 2016 and directors of the Company effective July 11, 2016 in connection with the Recent Transactions.

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. This Information Statement should be read in conjunction with certain reports that we previously filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2015, Quarterly Reports on Form 10-Q for the periods ended March 31, 2016, June 30, 2016 and September 30, 2016 and Current Report on Form 8-K filed on June 23, 2016 with the SEC for financial and other information about us.

You may read and copy any reports, statements or other information we file at the SEC's public reference rooms at 100 F Street, N.E. in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the internet website maintained by the SEC at: http://www.sec.gov.

UPON WRITTEN REQUEST BY ANY STOCKHOLDER TO THE CHIEF EXECUTIVE OFFICER OF THE COMPANY AT DEMAND POOLING, INC., 555 CALIFORNIA STREET, SUITE 4925, SAN FRANCISCO, CALIFORNIA 94014, A COPY OF THE COMPANY'S CURRENT REPORT ON FORM 8-K DATED JUNE 23, 2016, THE ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2015 AND THE QUARTERLY REPORTS ON FORM 10-Q FOR THE PERIODS ENDED MARCH 31, 2016, JUNE 30, 2016 AND SEPTEMBER 30, 2016 WILL BE PROVIDED WITHOUT CHARGE.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED IN THIS INFORMATION STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED OR INCORPORATED IN THIS INFORMATION STATEMENT. THIS INFORMATION STATEMENT IS DATED NOVEMBER __, 2016. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND THE MAILING OF THIS INFORMATION STATEMENT TO STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By order of the Board of Directors

/s/ Kai Cheng Tang
Kai Cheng Tang, Chief Executive Officer

November __, 2016

Exhibit A: Certificate of Amendment of the Certificate of Incorporation

EXHIBIT A

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

DEMAND POOLING, INC.

Pursuant to Section 242 of the General

Corporation Law of the State of Delaware

It is hereby certified that:

1. The name of the corporation is Demand Pooling, Inc. (the “Corporation”), and its certificate of incorporation was filed in the office of the Secretary of State on April 29, 2008 under the name Accelerated Acquisitions V, Inc.

2. The certificate of incorporation of the Corporation, as amended to date, is hereby amended by:

(i)	deleting the text of Article FIRST thereof in its entirety and substituting in lieu of said paragraph the following:

“FIRST: The name of the Corporation is American Pacific Properties Corp.”

(ii)	deleting the text of Article FOURTH thereof in its entirety and substituting in lieu of said Article the following:

“FOURTH. The amount of the total authorized capital stock of the Corporation is Two Hundred Sixty Million (260,000,000) shares. Two Hundred Fifty Million (250,000,000) shares par value $.001 per share shall be classified as Common Stock and Ten Million (10,000,000) shares par value $.001 per share shall be classified as Preferred Stock.

The preferred shares may be issued from time to time in one or more series. The Board is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred shares.

Effective 12:01 a.m. on December __, 2016 (the "Effective Time") every ten (10) shares of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Time ("Old Common Stock") shall automatically be combined, without any action on the part of the holder thereof, into one (1) share of fully paid and nonassessable Common Stock of the Corporation, and any fractional interest will be rounded up to the nearest whole share.”

3. Following the Effective Time, each holder of Old Common Stock shall be entitled to receive upon surrender of such holder's certificate(s) representing Old Common Stock (whether one or more, "Old Certificates") for cancellation pursuant to procedures adopted by the Corporation, a certificate(s) representing the number of whole shares of Common Stock (whether one or more, "New Certificates") into which and for which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Time, Old Certificates shall represent only the right to receive New Certificates.

4. No fractional shares of Common Stock of the Corporation shall be issued. A holder of Old Certificates at the Effective Time who would otherwise be entitled to a fraction of a share of Common Stock shall, in lieu thereof, be entitled to receive a New Certificate that reflects that his interest has been rounded up to the nearest whole share.

5. This amendment of the Certificate of Incorporation has been duly adopted by the affirmative vote of the holder of a majority of the stock entitled to vote by written consent on November ___, 2016 in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

The undersigned has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by its duly authorized officer on December __, 2016.

DEMAND POOLING, INC.

By:________________________________

Kai Cheng Tang,

Chief Executive Officer